EXHIBIT 11

                          OAKWOOD HOMES CORPORATION

                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                        Three Months Ended    Six Months Ended
                                             March 31,            March 31,
                                        1994          1993    1994        1993

Weighted average number of common
 shares outstanding                    20,436        19,353   20,401     16,632

Add: Dilutive effect of stock options,
 computed using the treasury stock
 method                                   965           986      992      1,009
                                      -------      --------  -------     -------

Weighted average number of common
 and common equivalent shares
 outstanding                           21,401        20,339   21,393     17,641
                                      =======      ========  =======    =======

Net income                            $ 7,278       $ 5,073  $13,592    $ 8,766
                                      =======      ========  =======    =======

Earnings per common share-primary     $  0.34       $  0.25  $  0.64    $  0.50
                                      =======      ========  =======    =======


Weighted average number of common
 shares outstanding                    20,436        19,353   20,401     16,632

Add: Dilutive effect of stock options,
 computed using the treasury
 stock method                             965           986    1,001      1,091

Add: Additional shares assumed to be
 outstanding from conversion of
 convertible securities                     0            78        0      1,644
                                      -------      --------  -------    -------
Weighted average number of common
 shares outstanding assuming
 full dilution                         21,401        20,417   21,402     19,367
                                      =======      ========  =======    =======
Net income                            $ 7,278       $ 5,073  $13,592    $ 8,766

Add: Interest on convertible securities,
 net of income taxes                        0             0        0        237
                                      -------      --------  -------    -------
Net income, as adjusted               $ 7,278       $ 5,073  $13,592    $ 9,003
                                      =======      ========  =======    =======
Earnings per common share-fully
 diluted                              $  0.34       $  0.25  $  0.64    $  0.46
                                      =======      ========  =======    =======


                                       (17)